Portman
Limited

ACN 007 871 892
ABN 22 007 871 892

19 February 2007

Level 11
The Quadrant
1 William Street
Perth 6000
Western Australia
GPO Box W2017
Perth, 6001
Tel: 61 8 9426 3333
Fax: 61 8 9426 3344

(2 pages in total)

The Announcements Officer
Australian Stock Exchange (Sydney) Limited
Level 10
20 Bond Street
SYDNEY NSW 2001

Electronically Lodged

Dear Sir

Management announcement

Portman today announced the name of their new Chief Operating Officer who will take over the running of Portman Limited from former Managing Director, Richard Mehan.

A Media Announcement is attached.

Yours sincerely

/s/ L. A. Kipfstuhl

L. Kipfstuhl
COMPANY SECRETARY

Portman
Limited

ACN 007 871 892
ABN 22 007 871 892

19 February 2007

Level 11
The Quadrant
1 William Street
Perth 6000
Western Australia
GPO Box W2017
Perth, 6001
Tel: 61 8 9426 3333
Fax: 61 8 9426 3344

NEWS RELEASE

New Portman Executive Announced

Portman Limited today announced the appointment of Mr Duncan Price in the role of Chief Operating Officer.

Mr Price formerly held the position of Managing Director at Rio Tinto’s Hismelt Corporation for a period of ten years. He will report to Richard Mehan (formerly MD of Portman), who was recently appointed President & CEO of Cleveland-Cliffs’s new business development unit – Cleveland-Cliffs Asia Pacific Pty Limited.

Richard Mehan said “Portman were delighted that someone of Duncan’s ability, drive and experience was joining the group”. Duncan will have full operational responsibility for Portman’s iron ore business.

For further information:
Please contact

Richard Mehan
Portman Limited
Tel: (08) 9426 3333